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                                                                  EXHIBIT 23.1.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our report, dated March 8, 1996, on our audits of the consolidated financial statements of Barnett Mortgage Company and subsidiaries (and to all references to our firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

Jacksonville, Florida

January 29, 1997